Exhibit (H)(B)(18)
Participation Agreement
Exhibit B
Portfolios:

Cash Management Portfolio	Small-Cap Growth Portfolio
Diversified Bond Portfolio	Small-Cap Index Portfolio
Floating Rate Loan Portfolio	Small-Cap Value Portfolio
High Yield Bond Portfolio	Tactical Strategy Portfolio
Inflation Managed Portfolio	Value Advantage Portfolio
Inflation Protected Portfolio	Health Sciences Portfolio
Managed Bond Portfolio	Real Estate Portfolio
Short Duration Bond Portfolio	Technology Portfolio
Emerging Markets Debt Portfolio	Emerging Markets Portfolio
American Funds® Growth Portfolio	International Large-Cap Portfolio
American Funds® Growth-Income Portfolio	International Small-Cap Portfolio
Comstock Portfolio	International Value Portfolio
Dividend Growth Portfolio	Tactical International Portfolio
Floating Rate Income Portfolio	Currency Strategies Portfolio
Equity Index Portfolio	Global Absolute Return Portfolio
Focused 30 Portfolio	Precious Metals Portfolio
Growth Portfolio (formerly Growth LT Portfolio)	American Funds® Asset Allocation Portfolio
Large-Cap Growth Portfolio	Pacific Dynamix – Conservative Growth Portfolio
Large-Cap Value Portfolio	Pacific Dynamix – Moderate Growth Portfolio
Long/Short Large-Cap Portfolio	Pacific Dynamix – Growth Portfolio
Main Street® Core Portfolio	Portfolio Optimization Conservative Portfolio
Mid-Cap Equity Portfolio	Portfolio Optimization Moderate-Conservative Portfolio
Mid-Cap Growth Portfolio	Portfolio Optimization Moderate Portfolio
Mid-Cap Value Portfolio	Portfolio Optimization Growth Portfolio
Small-Cap Equity Portfolio	Portfolio Optimization Aggressive-Growth Portfolio
Effective December 6, 2013, agreed to and accepted by:

PACIFIC SELECT FUND

By:	/s/ Mary Ann Brown	By:	/s/ Jane M. Guon
Name:	Mary Ann Brown	Name:	Jane M. Guon
Title:	Chief Executive Officer	Title:	Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By: Name:	/s/ Adrian S. Griggs Adrian S. Griggs	By: Name:	/s/ Jane M. Guon Jane M. Guon
Title:	Chief Executive Officer	Title:	Secretary

PACIFIC LIFE FUND ADVISORS LLC

By: Name:	/s/ Mary Ann Brown Mary Ann Brown	By: Name:	/s/ Jane M. Guon Jane M. Guon
Title:	Chief Executive Officer	Title:	Secretary

PACIFIC LIFE INSURANCE COMPANY

By: Name:	/s/ Mary Ann Brown Mary Ann Brown	By: Name:	/s/ Jane M. Guon Jane M. Guon
Title:	Executive Vice President	Title:	Secretary

PACIFIC LIFE INSURANCE & ANNUITY COMPANY

By:	/s/ Mary Ann Brown	By:	/s/ Jane M. Guon
Name:	Mary Ann Brown	Name:	Jane M. Guon
Title:	Executive Vice President	Title:	Secretary

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